SAVERS VALUE VILLAGE, INC.
OMNIBUS INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK UNIT AGREEMENT
(NON-EMPLOYEE DIRECTOR AWARD)

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of [●] (the “Date of Grant”), is delivered by Savers Value Village, Inc. (the “Company”) to [●] (the “Participant”).
RECITALS
The Savers Value Village, Inc. Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.
1.Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant [●] restricted stock units, subject to the restrictions set forth below and in the Plan (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share (a “Share”) of common stock of the Company, an amount of cash based on the value of a Share, or any combination of the foregoing, as determined by the Committee, if and when the specified conditions are met in Section 3 below, and on the applicable payment date set forth in Section 5 below.
2.Stock Unit Account. Stock Units represent hypothetical Shares, and not actual Shares. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant. No Shares shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.
3.Vesting.
(a)Subject to the terms of this Section 3, the Stock Units shall become 100% vested provided that the Participant continues to provide service to the Company from the Date of Grant until the earlier of (i) the one (1) year anniversary of the Date of Grant or (ii) the date of the annual general meeting of the Company’s stockholder’s occurring in the calendar year following the calendar year during which the Date of Grant occurs (such earlier date, the “Vesting Date”).

(b) The vesting of the Stock Units is cumulative, but shall not exceed 100% of the Stock Units. If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.
(c)In the event of the Participant’s separation from service as a result of the Participant’s death or Disability, the Stock Units that would have become vested had the Participant continued to provide services to, the Company through the Vesting Date (if any) shall become vested as of the date of the Participant’s separation from service.
(d)In the event of a Change of Control before all of the Stock Units vest in accordance with Section 3(a) or Section 3(c) above, the provisions of the Plan applicable to a Change of Control shall apply to the Stock Units, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting of the Stock Units as it deems appropriate pursuant to the Plan.
4.Termination of Stock Units. Except as set forth in this Agreement, if the Participant ceases to provide service to the Company for any reason before all of the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of service. No payment shall be made with respect to any unvested Stock Units that terminate as described in this Section 4. The following additional provision applies if the Participant resides or works in one of the countries listed on Addendum A hereto: Notwithstanding anything to the contrary in the Plan, for purposes of this Agreement, the Participant’s employment or service with the Company shall be deemed to terminate on the date on which the Participant ceases to be actively employed or engaged by the Company, which shall not be extended by any notice period, whether mandated or implied under local law during which the Participant is not actually employed or engaged (e.g., garden leave or similar leave) or during or for which the Participant receives pay in lieu of notice or severance pay. The Company shall have the sole discretion to determine when the Participant’s employment or service with the Company terminates for purposes of this Agreement without reference to any other agreement, written or oral, including the Participant’s contract of employment, if applicable.
5.Payment of Stock Units and Tax Withholding.
(a)Provided that the Stock Units vest, the Company shall issue to the Participant one Share for each vested Stock Unit, or an amount of cash equal to the value of a Share for each vested Stock Unit, or a combination of the foregoing, subject to applicable tax withholding obligations. Except as otherwise provided in a deferral agreement duly executed by the Participant on a form prescribed by the Company for such elections and timely filed with the Company (a “Deferral Election Form”), the vested portion of this Award shall be settled, subject to Sections 5(b) and 13 below, within 30 days following the applicable Vesting Date. If the Participant duly executed and timely filed a Deferral Election Form, the vested portion of this Award shall be settled as provided in the Deferral Election Form. The Company may require the Participant to furnish or execute such documents as the Company shall reasonable deem necessary (i) to evidence such settlement and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act or any applicable laws. If the Participant dies before the settlement of all or a portion of the Award, the vested but unsettled portion of the Award may be settled by delivery of Shares to the Participant's designated beneficiary or, if no such beneficiary has been designated, the Participant's estate.
(b)
The following provision applies if the Participant resides or works in the United States or in another country not listed on Addendum A hereto:
All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. At such time as the Committee may determine in its discretion under the Plan, at the time of payment in accordance with Section 5(a) above, or if applicable, at the time the Stock Units vest, the number of Shares issued to the Participant shall be reduced by a number of Shares with a Fair Market Value (measured as of the Vesting Date) equal to an amount of the FICA, federal income, state, local and other tax liabilities (collectively, the “Taxes”) required by law to be withheld with respect to the payment of the Stock Units. To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the Stock Units.
The following provision applies if the Participant resides or works in one of the countries listed on Addendum A hereto:
All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any applicable income taxes, employment taxes, social insurance, social security, national insurance contributions, other contributions, payroll taxes, levies, payment on account obligations or other amounts (collectively, the “Taxes”) required to be collected, withheld or accounted for with respect to the vesting of the Stock Units or the issuance or transfer of Shares under this Agreement (the “Withholding Taxes”). At such time as the Committee may determine in its discretion under the Plan, at the time of payment in accordance with Section 5(a) above, or if applicable, at the time the Stock Units vest, the number of Shares issued to the Participant shall be reduced by a number of Shares with a Fair Market Value (measured as of the Vesting Date) equal to an amount of the Withholding Taxes with respect to the payment of the Stock Units. To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any Taxes with respect to the Stock Units. For tax purposes, the Participant is deemed to have been issued the full number of Shares to which the Participant is entitled to under the Stock Units notwithstanding, if applicable, that a number of Shares are withheld for purposes of paying Withholding Taxes. To the extent that the number of Shares withheld to pay Withholding Taxes is not sufficient to cover the obligation for Taxes, the Participant authorizes the Company or its respective agents, at their discretion, to satisfy the obligations with respect to all Withholding Taxes (if any) by withholding from any wages or other cash compensation paid to the Participant by the Company. The Participant acknowledges that regardless of any action the Company takes with respect to any or all Taxes, the ultimate liability for all Taxes is and remains the Participant’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the Stock Units, including the grant, vesting or settlement of the Stock Units, and the subsequent sale of any Shares acquired at settlement; and (ii) does not commit to structure the terms of the grant or any aspect of the Stock Units to reduce or eliminate the Participant’s liability for Taxes. Further, if the Participant is subject to taxation in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company (or the Participant’s former Company, as applicable) may be required to withhold or account for Withholding Taxes (if any) in more than one jurisdiction.
(c)The obligation of the Company to deliver Shares shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, the Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of Shares, if any, to the Participant pursuant to this Agreement is subject to any applicable Taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.
6.No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to exercise Participant’s rights or receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares underlying the Stock Units, including voting or dividend rights, until the Shares have been issued upon payment of the Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units. Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the Shares underlying the Stock Units prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in in accordance with this Agreement and the Plan.
7.Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding Taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.No Employment or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company or its subsidiaries and shall not interfere in any way with the right of any of the Company or its subsidiaries to terminate the Participant’s employment or service at any time.
9.Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.
10.Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Wilmington, Delaware, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives Shares hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.
11.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel and, except as provided in Section 14, any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company. Except as provided in Section 14, any notice shall be delivered by electronic mail to the Participant at the email address currently on file in the Company’s records, by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, to an internationally recognized expedited mail courier.
12.Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Stock Units, and the right to receive and retain any Shares, or the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares, covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under the Plan and any “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter. By accepting the Stock Units, the Participant agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any such Stock Units or Shares or amounts paid under the Stock Units subject to clawback or recoupment pursuant to such policy, listing standard or law. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any such Stock Unit or Shares or amount paid from the Participant’s accounts, or pending or future compensation or Grants under the Plan.
13.Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the Stock Units constitute “deferred compensation” under Section 409A of the Code and the Stock Units become vested and settled upon the Participant’s separation from service, payment with respect to the Stock Units shall be delayed for a period of six months after the Participant’s separation from service if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s separation from service. Payments with respect to the Stock Units may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Stock Units shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the Stock Units to the extent permitted by the Plan.
14.Electronic Delivery. The Company may, in its sole discretion, deliver any documents relating to the Participant’s Stock Units and the Participant’s participation in the Plan, or future Grants that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company.
15.Severability. If any provision of this Agreement is held to be unenforceable, illegal or invalid for any reason, the unenforceability, illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement is to be construed and enforced as if the unenforceable, illegal or invalid provision had not been inserted, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
16.Waiver. The waiver by the Company with respect to the Participant’s (or any other participant’s) compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

17.Amendment. Except as permitted by the Plan, this Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the Company and the Participant.
18.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
19.Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and each of their respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and the Participant and each of their respective heirs, representatives, successor and permitted assigns.
The following additional provisions (Section 20, Section 21, Section 22, Section 23 and Section 24) apply if the Participant resides or works in one of the countries listed on Addendum A hereto or another country outside the United States:
20.No Acquired Right. The Participant acknowledges and agrees that:
(a)The Plan is established voluntarily by the Company, the grant of awards under the Plan is made at the discretion of the Committee and the Plan may be modified, amended, suspended or terminated by the Company at any time. All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.
(b)The Stock Units (and any similar awards the Company may in the future grant to the Participant, even if such awards are made repeatedly or regularly, and regardless of their amount) and the Shares acquired under the Plan (i) are wholly discretionary and occasional, are not a term or condition of service and do not form part of a contract of service, or any other working arrangement, between the Participant and the Company, (ii) do not create any contractual entitlement to receive future awards or benefits in lieu thereof and are not intended to replace any pension rights or compensation, as applicable, and (iii) do not form part of normal or expected salary or remuneration for purposes of determining pension payments or any other purposes, including without limitation termination indemnities, severance, resignation, payment in lieu of notice, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits, welfare benefits or similar payments, if applicable.
(c)The Stock Units and the Shares acquired under the Plan are not intended to replace any pension rights or compensation.
(d)The Participant is voluntarily participating in the Plan.
(e)The grant of the Stock Units and any similar awards the Company may grant in the future to the Participant will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Stock Units and any similar awards the Company may grant in the future to the Participant will not be interpreted to form an employment contract with the Employer.
(f)The future value of the underlying Shares is unknown and cannot be predicted with certainty. The Company shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Stock Units or the Shares.
(g)The Participant shall have no rights, claim or entitlement to compensation or damages as a result of the Participant’s cessation of service for any reason whatsoever, whether or not later found to be invalid or in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from the Participant’s ceasing to have rights under the Stock Units as a result of such cessation or loss or diminution in value of the Stock Units or any of the Shares issuable under the Stock Units as a result of such cessation, and, subject to applicable employment standards legislation, the Participant irrevocably releases the Company from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing the Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue such rights or claim.
21.Data Protection (Jurisdictions other than European Union/European Economic Area/United Kingdom).
(a)In order to facilitate the Participant’s participation in the Plan and the administration of the Stock Units, it will be necessary for contractual and legal purposes for the Company (or its payroll administrators) to collect, hold and process certain personal information and sensitive personal information about the Participant (including, without limitation, the Participant’s name, home address, telephone number, date of birth, nationality, social insurance or other identification number and job title and details of the Stock Units and other awards granted, cancelled, exercised, vested, unvested or outstanding and Shares held by the Participant). The Participant consents explicitly, willingly, and unambiguously to the Company (or its payroll administrators) collecting, holding and processing the Participant’s personal data and transferring this data (in electronic or other form) by and among, as applicable, the Company and its affiliates and other third parties (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Plan and the Stock Units. The Participant authorizes the Data Recipients to receive, possess, use, retain and transfer the data for the purposes of implementing, administering and managing the Plan and the Stock Units. The Participant understands that the data may be transferred to a broker or third party as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the Data Recipients may be located in the United States or elsewhere, and that the recipient’s country may have a lower standard of data privacy laws and protections than the Participant’s country.
(b)The Data Recipients will treat the Participant’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Plan and the Stock Units and will take reasonable measures to keep the

Participant’s personal data private, confidential, accurate and current. The Participant understands that the data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.
(c)The Participant understands that the Participant may, at any time, make a request to view the Participant’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company and that these rights are subject to legal restrictions but acknowledges that without the use of such data it may not be practicable for the Company to administer the Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Participant and may result in the possible exclusion of the Participant from continued participation with respect to the Stock Units or any future awards under the Plan.
22.Foreign Asset/Account Reporting Requirements; Exchange Controls. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the Stock Units, the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) from participating in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such accounts, assets, account balances, any cross-border transactions, and/or related transactions to the applicable authorities in the Participant’s country and the Participant may be required to report any acquisition or sale of Shares and any taxable income attributable to the Shares to the applicable tax authority or other authority in the Participant’s country (including on the Participant’s annual tax return, if applicable). The Participant may also be required to repatriate sales proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain period of time after receipt. The Participant acknowledges that the Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. The Participant further understands that the Participant should consult the Participant’s personal tax and legal advisors, as applicable, on these matters.
23.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country of residence, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times when the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant further acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant is advised to consult the Participant’s personal advisor on this matter.
24.Additional Terms for Non-U.S. Participants. Notwithstanding anything to the contrary herein, Participants residing and/or working outside of the United States shall be subject to any Country-Specific Terms and Conditions attached hereto as Addendum A. If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing or working or if the Participant relocates to one of the countries included in the Country-Specific Terms and Conditions after the Date of Grant of the Stock Units, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Country-Specific Terms and Conditions constitute part of this Agreement and are incorporated herein by reference.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

                    SAVERS VALUE VILLAGE, INC.

                    Name:
                    Title:

I hereby accept the Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all decisions and determinations of the Committee shall be final and binding.
Online acceptance constitutes agreement. If you wish to decline this Award, you must reject this Agreement within 90 days from the Date of Grant.

______________________________    ____________________________________
Date                        Participant

ADDENDUM A TO THE AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS

These Country-Specific Terms and Conditions include additional terms and conditions that govern the Stock Units granted to the Participant under the Plan if the Participant resides or works in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms and Conditions are defined in the Plan or the Agreement and have the meanings set forth therein.
Canada
Settlement of Stock Units only in Shares
Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, including Sections 1 and 5 of the Agreement, the grant of the Stock Units does not provide the Participant any right to receive a cash payment and the Stock Units may be settled only by delivery of Shares.
Additionally, notwithstanding Section 5(b) of the Agreement, the Participant may satisfy any Tax obligation through alternate arrangements satisfactory to the Company prior to the arising of the Tax obligations, otherwise such Tax obligations shall be satisfied as set forth in Section 5(b).
Dividend Equivalents
Notwithstanding any other Section of the Agreement, the Participant shall not receive, nor be entitled to, cash in satisfaction of any Dividend Equivalents.
Termination of Employment
Notwithstanding anything else in the Plan or the Agreement (including Section 4 of the Agreement), for purposes of the Agreement, the Participant’s employment or service with the Company shall be deemed to end on the date on which the Participant ceases to be actively employed by the Company, which term “actively employed” shall include any minimum period for which the Participant is deemed to be actively employed for purposes of applicable employment standards legislation, and shall exclude any other period of non-working notice of termination or any notice period, whether mandated or implied under local law during which the Participant is not actually employed (e.g., garden leave or similar leave) or during or for which the Participant receives pay in lieu of notice or severance pay. The Company shall have the sole discretion to determine when the Participant is no longer actively employed for purposes of the Agreement without reference to any other agreement, written or oral, including the Participant’s contract of employment, if applicable.
Definition of “Cause” for Ontario Employees. For any Participant whose employment with the Company is governed by Ontario law, “Cause” shall, notwithstanding anything else in the Plan or the Participant’s employment agreement or offer letter, mean conduct that constitutes wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned by the Company.
Definition of “Cause” for Québec Employees. For any Participant whose employment with the Company is governed by Quebec law, “Cause” shall, notwithstanding anything else in the Plan or the Participant’s employment agreement or offer letter, include, without limitation: (i) the Participant’s conviction of, or indictment for, any crime (whether or not involving the Company), (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company; (ii) conduct of the Participant, in connection with the Participant’s employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company; (iii) any material violation of the policies of the Company, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company; (iv) the breach of any written non-competition, non-solicitation, invention assignment, confidentiality, or other material agreement between the Company and the Participant; (v) willful neglect in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties; or (vi) any other serious reason within the meaning of Article 2094 of the Civil code of Québec.
Definition of Disability. The following provision supplements the definition of Disability in Section 1 of the Plan: For purposes of this award, the definition of “Disability” shall be applied in compliance with applicable human rights legislation.
No Employment or Other Rights. The Agreement is hereby amended by deleting the last sentence of Section 8 hereof.
Securities Law Information
For the purposes of compliance with National Instrument 45-106 Prospectus Exemptions (and in Québec, Regulation 45-106 respecting Prospectus exemptions), the prospectus requirement does not apply to a distribution by an issuer in a security of its own issue with an employee, executive officer, director or consultant of the issuer or a related entity of the issuer, provided participation in the distribution is voluntary.
Shares acquired under the Plan are subject to certain restrictions on resale imposed by Canadian provincial and territorial securities laws, as applicable. Notwithstanding any other provision of the Plan to the contrary, any transfer or resale of any Shares acquired by the Participant pursuant to the Plan must be in accordance with the resale rules under applicable Canadian provincial and territorial securities laws, including (a) Ontario Securities Commission Rule 72-503 Distributions Outside Canada (“72-503”), if the Participant is a resident in the Province of Ontario; (b) National Instrument 45-102 Resale of Securities (and in Québec, Regulation 45-102 respecting Resale of securities, collectively “45-102”), if the Participant is a resident in the Provinces of British Columbia, New Brunswick, Newfoundland, Nova Scotia, Prince Edward Island, Québec,

Saskatchewan; and (c) Alberta Securities Commission Rule 72-501 Distributions to Purchasers Outside Alberta (“72-501”), if the Participant is a resident in the Province of Alberta.
In Ontario, the prospectus requirement does not apply to the first trade of Shares issued in connection with the Stock Units, provided the conditions set forth in section 2.8 of 72-503 are satisfied. In British Columbia, New Brunswick, Newfoundland, Nova Scotia, Prince Edward Island, Québec and Saskatchewan, the prospectus requirement does not apply to the first trade of Shares issued in connection with the Stock Units, provided the conditions set forth in section 2.14 of 45-102 are satisfied. In Alberta, the prospectus requirement does not apply to the first trade of Shares issued in connection with the Stock Units, provided the conditions set forth in Section 10 of 72-501 are satisfied. In Manitoba, the prospectus requirement does not apply to the first trade of Shares issued in connection with the Stock Units, provided the trade is not a “control distribution” as defined in section 1.1 of 45-102. The Shares acquired under the Plan may not be transferred or sold in Canada or to a Canadian resident other than in accordance with applicable provincial or territorial securities laws. The Participant is advised to consult the Participant’s legal advisor prior to any resale of Shares.
Data Protection. Section 21 of the Agreement is replaced in its entirety with the following paragraphs.
22.    Data Protection.
    (a)    In order to facilitate the Participant’s participation in the Plan and the administration of the Stock Units, it will be necessary for contractual and legal purposes for the Company (or its payroll administrators) to collect, hold and process certain personal information and sensitive personal information about the Participant (the “Data”) (including, without limitation, the Participant’s name, home address, telephone number, date of birth, nationality, social insurance or other identification number and job title and details of the Stock Units and other awards granted, cancelled, exercised, vested, unvested or outstanding and Shares held by the Participant). The Participant consents explicitly, willingly, and unambiguously to the Company (or its payroll administrators) collecting, holding and processing the Data and transferring this Data (in electronic or other form, to the extent necessary) by and among, as applicable, the Company and its affiliates and any third party service provider assisting in the implementation, administration and management of the Plan, including legal, finance and accounting, stock plan administrators, information technology and human resources or similar consultants and advisors (“Third Party Service Providers”) (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Plan and the Stock Units. The Participant authorizes the Data Recipients to receive, possess, use, retain and transfer the Data for the purposes of implementing, administering and managing the Plan and the Stock Units. The Participant understands that the Data may be transferred to a broker or Third Party Service Provider as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the Data Recipients may be located in the United States or elsewhere, and that the recipient’s country may have a lower standard of data privacy laws and protections than the Participant’s country. In connection therewith, it is possible that personal data may be disclosed to governments, courts or law enforcement or regulatory agencies in that other country in accordance with the laws of that country.
    (b)    The Data Recipients will treat the Data as private and confidential and will not disclose such data for purposes other than the management and administration of the Plan and the Stock Units and will take reasonable measures to keep the Data private, confidential, accurate and current. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.
    (c)    Subject to limitations under applicable law, the Participant understands that the Participant may, at any time, make a request to view the Data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company and that these rights are subject to legal restrictions but acknowledges that without the use of such Data it may not be practicable for the Company to administer the Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Participant and may result in the possible exclusion of the Participant from continued participation with respect to the Stock Units or any future awards under the Plan.
No Acquired Right. Section 20(g) of the Agreement is hereby replaced as follows:
The Participant shall have no rights, claim or entitlement to compensation or damages as a result of the Participant’s cessation of employment or service for any reason whatsoever, whether or not later found to be invalid or in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from the Participant’s ceasing to have rights under the Stock Units as a result of such cessation or loss or diminution in value of the Stock Units or any of the Shares issuable under the Stock Units as a result of such cessation, and, subject to applicable employment standards legislation, the Participant irrevocably releases the Company from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing the Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue such rights or claim.
Additional Provisions Applicable to Participants Resident in Quebec.
Consent to Receive Information in English

The parties have expressly decided to be bound by the English version of the Agreement after having examined its French version. Les parties ont expressément convenu d’être liées par la version anglaise de cette entente après avoir examiné sa version française.
Data Protection
The following provision supplements the Data Protection section above in this Addendum A:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information, including Participant data, from all personnel,

professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and the Committee, to disclose and discuss the Plan with their advisors, which may involve the disclosure of Participant data, to the extent necessary for the administration and operation of the Plan. The Participant further authorizes the Company to record such information and to keep such information in the Participant’s employee file. Internal access to Data is strictly limited to those employees who have a need to know such Data in the performance of their duties.